UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013 (January 15, 2013)

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12988 Valley View Road

 Eden Prairie, Minnesota 55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

General

On January 15, 2013, Sunshine Heart, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $25,000,000 of shares of the Company’s common stock (the “Purchase Shares”) over the two-year term of the Purchase Agreement.

Concurrently with entering into the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Aspire Capital, dated January 15, 2013.  The Registration Rights Agreement provides, among other things, that the Company will file one or more registration statements, as necessary, to register under the Securities Act of 1933 the sale of the shares of common stock that have been and may be issued to Aspire Capital under the Purchase Agreement (collectively, the “Securities”).  The Company agreed to file an initial registration statement registering the sale of the Securities by Aspire Capital with the Securities and Exchange Commission (the “SEC”) on or before January 29, 2013.  The Company further agreed to keep the registration statement effective and to indemnify Aspire Capital for certain liabilities in connection with the sale of the Securities under the terms of the Registration Rights Agreement.

The Company’s right to sell shares under the Purchase Agreement

As described in more detail below, generally under the Purchase Agreement the Company has two ways it can elect to sell shares of common stock to Aspire Capital on any business day the Company selects: (1) through a regular purchase of up to 50,000 shares at a known price based on the market price of our common stock prior to the time of each sale, and (2) through a VWAP purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lessor of the closing sale price or 95% of the volume weighted average price for such purchase date.

Under the Purchase Agreement, the Company initially will issue 80,257 shares of its common stock to Aspire Capital in consideration for entering into the Purchase Agreement (the “Commitment Shares”).  After the SEC declares the initial registration statement effective, the Company will sell Aspire Capital $1,000,000 of common stock (the “Initial Purchase Amount”), with the exact number of shares sold (the “Initial Purchase Shares”) determined by dividing the Initial Purchase Amount by the arithmetic average of the five (5) closing sale prices of the Company’s common stock on the Nasdaq Capital Market for the five (5) consecutive business days ending on the business day immediately preceding the Commencement Date (as defined in the Purchase Agreement).  Thereafter, on any business day on which the closing sale price of the Company’s common stock equals or exceeds $1.00 per share, over the 24-month term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 50,000 Purchase Shares per business day; however, no sale pursuant to such Purchase Notice may exceed $1,000,000 per business day.  The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”) is the lower of (i) the lowest sale price for the Company’s common stock on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the Company’s common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities.  The applicable Purchase Price will be determined prior to delivery of any Purchase Notice.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in the amount of 50,000 Purchase Shares, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of the Company’s common stock equal to a percentage (not to exceed 30%) of the aggregate shares of common stock traded on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by the Company (the “VWAP Purchase Share Volume Maximum”).  The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be the lower of (i) the closing sale price on the date of sale and (ii) 95% of the volume weighted average price for the Company’s common stock traded on the Nasdaq Capital Market on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceeded the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum.  Further, if the sale price of the Company’s common stock falls on the VWAP Purchase Date below the greater of (i) 90% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (ii) the price set by us in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the VWAP Purchase Price will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of the Company’s common stock fell below the VWAP Minimum Price Threshold and the volume weighted average price of the common stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of the common stock fell below the VWAP Minimum Price Threshold.

The number of Purchase Shares covered by, and the timing of, each Purchase Notice or VWAP Purchase Notice are determined by the Company, at its sole discretion.  The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. There are no trading volume requirements or restrictions under the Purchase Agreement.  Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases as directed in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions.  The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost or penalty. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock.  The Company did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction other than the Commitment Shares.  There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The Company’s net proceeds will depend on the Purchase Price, the VWAP Purchase Price and the frequency of the Company’s sales of Purchase Shares to Aspire Capital; provided, however, that the maximum aggregate proceeds from sales of Purchase Shares, including the Initial Purchase Shares, is $25,000,000 under the terms of the Purchase Agreement.  The Company’s delivery of Purchase Notices and VWAP Purchase Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the Purchase Agreement.  The Company expects to use proceeds from sales of Purchase Shares for general corporate purposes and working capital requirements.

Under the Purchase Agreement, the Company shall not be permitted to issue, and Aspire Capital shall not be  permitted to purchase, any shares of Common Stock if such issuance would breach the Company’s obligations or be prohibited by the rules and regulations of the Nasdaq Capital Market or the Australian Securities Exchange or otherwise if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially by Aspire Capital and its affiliates would result in the beneficial ownership by Aspire Capital and its affiliates of more than 13.99% of the Company’s outstanding shares of Common Stock or 19.99% if during the term of Purchase Agreement the Company’s securities cease to be listed on ASX.

The issuance of the Commitment Shares, Initial Purchase Shares and all other shares of common stock that may be issued from time to time to Aspire Capital under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all the terms of those agreements. For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

Item 3.02              Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 8.01 Other Events.

On January 15, 2013, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of January 15, 2013, by and between the Company and Aspire Capital Fund, LLC.
10.1	Common Stock Purchase Agreement, dated as of January 15, 2013, by and between the Company and Aspire Capital Fund, LLC.
99.1	Press release dated January 15, 2013, titled “Sunshine Heart Enters Into a $25 Million Common Stock
Purchase Agreement With Aspire Capital Fund, LLC.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 16, 2013	SUNSHINE HEART, INC.

	By:	/s/ Jeffrey Mathiesen
	Name:	Jeffrey Mathiesen
	Title:	Chief Financial Officer